UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2017

SenesTech, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(928) 779-4143

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of SenesTech, Inc. (the “Company”), the Company’s stockholders approved the two proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy”), filed with the Securities and Exchange Commission on April 20, 2017.

1.	To elect the following individuals to the board of directors: Julia Williams, M.D. and Marc Dumont as Class I directors, each to serve for a three-year term until the annual general meeting of stockholders to be held in 2020 and until her or his successor is duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Julia Williams, M.D.	5,153,138	655,847	29,958	1,168,335
Marc Dumont	5,252,623	475,259	111,061	1,168,335

2.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,823,566	145,803	37,909	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESTECH, INC.

Date: May 24, 2017	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer